Exhibit 99.1

eGain Announces Fiscal 2016 First Quarter Financial Results

Sunnyvale, Calif. (November 4, 2015) – eGain (NASDAQ: EGAN), the leading provider of cloud customer engagement solutions, today announced financial results for its fiscal 2016 first quarter ended September 30, 2015.

Ashu Roy, eGain’s CEO, commented, “Our new cloud bookings this quarter were up more than 300% from a year ago and opportunities in the pipeline reflect our ongoing transition to the cloud. As expected, our top line was impacted by this transition, with a 64% decrease in on-premise license revenue in the quarter that drove a 20% decline in total revenue.”

“We are pleased to promote Joe Brown to Head of Worldwide Sales, following the retirement of AJ Berkeley at the end of October. We want to thank AJ for his leadership and wish him well in retirement. Since joining eGain as the Head of North American sales in June, Joe has energized the team, attracted new talent and reorganized the salesforce to drive a land-and-expand sales strategy that we believe will drive tangible results in the coming quarters.”

“We are thrilled with the response to our launch of cloud-based omnichannel analytics and knowledge personalization, two hot areas in customer engagement innovation, at our Digital Summit in Chicago in October. In addition to learning from thought leaders like Forrester and company experts on how to operationalize digital transformation in customer engagement, attendees in record numbers enjoyed hearing real success stories from our Fortune 500 clients like HCSC and Andersen Windows,” Mr. Roy concluded.

 Fiscal 2016 First  Quarter Results:

Total GAAP revenue for the fiscal 2016 first quarter was $16.5 million, compared to $20.7 million in the prior year quarter. Subscription and support revenue for the fiscal first quarter was $10.8 million, compared to $10.5 million in the prior year quarter. License revenue for the fiscal first quarter was $2.4 million, a decrease of 64% on a year-over-year basis. Professional services revenue for the fiscal first quarter was $3.2 million, a decrease of 9%  on a year over year basis.

Gross profit for the fiscal first quarter was $10.0 million, compared to $13.7 million for the first quarter of fiscal 2015. Gross margin for the fiscal first quarter was 61%, compared to 66%  in the first quarter last year, attributable to the business mix. The subscription and support revenue gross margin for the fiscal first quarter was 72%, same as the prior fiscal first quarter.

Adjusted EBITDA for the fiscal  first quarter was a net loss of $769,000, or a loss of $0.03 per share on a basic and diluted basis, compared to adjusted EBITDA net income of  $871,000, or $0.03 per share on a basic and diluted basis, for the first quarter of fiscal 2015.

GAAP net loss for the fiscal first  quarter was $3.2 million, or a loss of $0.12 per share on a basic and diluted basis, compared to a  GAAP net loss of $1.6 million, or a loss of $0.06 per share on a basic basis and diluted basis, for the first quarter of last year. Net loss for the fiscal first quarter includes stock-based compensation expense of $513,000 and interest, net and tax expense of $667,000, compared to stock-based compensation expense of $558,000 and interest, net and tax expense of $155,000 in the first quarter last year.

Total cash, cash equivalents decreased to $7.3 million as of September 30, 2015, from $8.6 million as of June 30, 2015.

Total deferred revenue (which includes both deferred revenue on the balance sheet of $13.1 million and unbilled deferred revenue that remains off balance sheet of $26.6 million, collectively representing contractual commitments that have not been recognized as revenue) was $39.7 million as of September 30, 2015, compared to $42.3 million as of June 30, 2015.

Non-GAAP Financial Measures

The reported results include adjusted EBITDA, a non-GAAP financial measure, defined as net income (loss), adjusted for the impact of purchase accounting adjustments to deferred revenue related to acquisitions, depreciation and amortization, stock-based compensation expense, interest expense, net, income tax provision, amortization of acquired intangible assets, acquisition-related expenses and severance and related charges. Non-GAAP results are presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies. eGain’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. eGain believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.  Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release. eGain urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business.

Quarterly Conference Call

eGain will discuss its quarterly results today via teleconference at 2:00 p.m. Pacific Standard Time. To access the live call, please dial (888) 427-9411 (U.S./Canada toll free) or (719) 325-2455 (international), and give the participant pass code 340550. A live webcast of the call can be accessed from the investors section at www.egain.com. An audio replay of the conference call can be accessed at (888) 203-1112 (U.S. toll-free) or (719) 457-0820 (international). The replay will be available starting two hours after the call and remain in effect for one week. The required pass code is # 340550. An archive of the webcast will also be available on the investors section at www.egain.com.

About eGain

eGain’s customer engagement solutions power digital transformation for leading brands. Our top-rated cloud applications for social, mobile, web, and contact centers help clients deliver connected customer journeys in a multichannel world. To find out more about eGain Corporation, visit http://www.egain.com/company/investors/

Headquartered in Sunnyvale, California, eGain has operating presence in North America, EMEA, and APAC. To learn more about us, visit www.eGain.com or call our offices: +1-800-821-4358 (US), +44-(0)-1753-464646 (EMEA), or +91-(0)-20-6608-9200 (APAC).

Cautionary Note Regarding Forward-Looking Statements. This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other matters, and business mix. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the Company’s results could differ materially from the results expressed or implied by the forward-looking statements we make. The risks and uncertainties referred to above include, but are not limited to: our ability to capitalize on customer engagement; the success of organization changes; risks that our hybrid revenue model and lengthy sales cycles may negatively affect our operating results; risks related to our reliance on a relatively small number of customers for a substantial portion of our revenue; our ability to compete successfully and manage growth; our ability to develop and expand strategic and third party distribution channels; risks associated with new product releases; risks related to our international operations; our ability to invest resources to improve our products and continue to innovate; and other risks detailed from time to time in eGain’s filings with the Securities and Exchange Commission, including eGain’s annual report on Form 10-K filed on September 11, 2015, and eGain’s quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s Web site at www.sec.gov. These forward-looking statements are based on current expectations and speak only as of the date hereof. The Company assumes no obligation to update these forward-looking statements.

Note: eGain is a registered trademark, and the other eGain product and service names appearing in this release are trademarks or service marks, of eGain. All other company names and products are trademarks or registered trademarks of their respective companies.

eGain	MKR Group Investor Relations
Charles Messman, VP Finance	Todd Kehrli or Jim Byers
Phone: 408-636-4500	Phone: 323-468-2300
Email: iregain@egain.com	Email: egan@mkr-group.com

eGain Corporation

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30,	June 30,
	2015	2015
ASSETS
Current assets:
Cash and cash equivalents	$7,264	$8,633
Restricted cash	16	676
Accounts receivable, net	11,160	13,118
Deferred commissions	597	633
Prepaid and other current assets	1,772	1,625
Total current assets	20,809	24,685
Property and equipment, net	2,732	3,136
Deferred commissions, net of current portion	299	297
Intangible assets, net	6,924	7,620
Goodwill	13,186	13,186
Other assets	511	807
Total assets	$44,461	$49,731

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$1,747	$1,779
Accrued compensation	4,048	6,910
Accrued liabilities	2,736	2,664
Deferred revenue	11,992	14,395
Capital lease obligations	295	471
Bank borrowings	749	505
Total current liabilities	21,567	26,724
Deferred revenue, net of current portion	1,097	1,417
Capital lease obligations, net of current portion	241	295
Bank borrowings, net of current portion	21,579	18,259
Other long term liabilities	1,701	1,937
Total liabilities	46,185	48,632
Stockholders' (deficit) equity:
Common stock	27	27
Additional paid-in capital	341,842	341,329
Notes receivable from stockholders	(78)	(78)
Accumulated other comprehensive loss	(1,269)	(1,170)
Accumulated deficit	(342,246)	(339,009)
Total stockholders' (deficit) equity	(1,724)	1,099
Total liabilities and stockholders' (deficit) equity	$44,461	$49,731

eGain Corporation

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	September 30,
	2015	2014
Revenue:
Subscription and support	$10,842	$10,445
License	2,426	6,728
Professional services	3,208	3,531
Total revenue	16,476	20,704
Cost of subscription and support	3,079	2,879
Cost of license	7	28
Cost of professional services	3,386	4,080
Total cost of revenue	6,472	6,987
Gross profit	10,004	13,717
Operating expenses:
Research and development	3,900	3,741
Sales and marketing	6,668	8,505
General and administrative	2,246	2,942
Total operating expenses	12,814	15,188
Loss from operations	(2,810)	(1,471)
Interest expense, net	(333)	(123)
Other income (expense), net	240	(10)
Loss before income tax provision	(2,903)	(1,604)
Income tax provision	(334)	(32)
Net loss	$(3,237)	$(1,636)

Per share information:
Basic and diluted net loss per common share	$(0.12)	$(0.06)
Weighted average shares used in computing basic and diluted net loss per common share	27,022	26,187

Summary of amortization of purchased intangibles from business combinations in the costs and expenses above:
Cost of revenue	$67	$41
Research and development	$437	$267
Sales and marketing	$172	$105
General and administrative	$19	$12

Summary of stock-based compensation included in the costs and expenses above:
Cost of revenue	$94	$129
Research and development	$147	$193
Sales and marketing	$132	$124
General and administrative	$140	$112

eGain Corporation

GAAP to Non-GAAP Reconciliation Table

(in thousands)

(unaudited)

	Three Months Ended
	September 30,
	2015	2014
Revenue	$16,476	$20,704
Add: Purchase accounting adjustments to deferred revenue related to acquisitions	20	86
Non-GAAP Revenue	$16,496	$20,790

Adjusted EBITDA
Net loss	$(3,237)	$(1,636)
Add: Purchase accounting adjustments to deferred revenue related to acquisitions	20	86
Depreciation and amortization	549	668
Stock-based compensation expenses	513	558
Interest expense, net	333	123
Income tax provision	334	32
Amortization of acquired intangible assets	695	425
Acquisition-related expenses	—	615
Severance and related charges	24	—
Adjusted EBITDA	$(769)	$871

Per share information:
Basic net income (loss) per common share	$(0.03)	$0.03
Diluted net income (loss) per common share	$(0.03)	$0.03
Weighted average shares used in computing basic net income (loss) per common share	27,022	26,187
Weighted average shares used in computing diluted net income (loss) per common share	27,022	27,201

eGain Corporation

Supplemental Financial Information

(in thousands)

(unaudited)

	Three Months Ended
	September 30,
		Percent Change
	2015	Actual	Constant	2014
Gross bookings	$13,900	(48)%	(42)%	$26,600
Total revenue	$16,476	(20)%	(18)%	$20,704
Gross profit	$10,004	(27)%	(25)%	$13,717
Total operating expenses	$12,814	(16)%	(11)%	$15,188
Loss from operations	$(2,810)	NM	NM	$(1,471)
Net loss	$(3,237)	NM	NM	$(1,636)

* NM - Not Meaningful